                                                                     Exhibit 5.1

                                                       FOLEY & LARDNER LLP
                                                       ATTORNEYS AT LAW

                                                       777 EAST WISCONSIN AVENUE
                                                       MILWAUKEE, WI 53202-5306
                                                       414.271.2400 TEL
                              August 23, 2004          414.297.4900 FAX
                                                       www.foley.com

                                                       WRITER'S DIRECT LINE
                                                       414.297.5668
                                                       rryba@foley.com EMAIL

                                                       CLIENT/MATTER NUMBER
                                                       011092-0103




Neenah Foundry Company
2121 Brooks Street
P.O. Box 729
Neenah, Wisconsin 54957

            Re: Registration Statement on Form S-1

Ladies and Gentlemen:

            We are issuing this opinion letter in our capacity as special Wisconsin legal counsel to Neenah Foundry Company, a Wisconsin corporation (the "Issuer"), and Neenah Transport, Inc., a Wisconsin corporation ("Neenah Transport" and together with the Issuer, the "Wisconsin Entities"), in connection with the registration by the Issuer of up to $133,130,000 in aggregate principal amount at maturity of the Issuer's 11% Senior Secured Notes due 2010 (the "Notes") pursuant to a Registration Statement on Form S-1 (Registration No. 333-111008) filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"). Such Registration Statement, as amended or supplemented, is hereinafter referred to as the "Registration Statement." The obligations of the Issuer under the Notes are guaranteed by Neenah Transport and the other guarantors listed on Exhibit A hereto (the "Guarantees"). The Notes and the Guarantees were issued pursuant to the Indenture (as amended and supplemented from time to time, the "Indenture"), dated as of October 8, 2003, by and among the Issuer, Neenah Transport and the other guarantors listed on Exhibit A hereto and The Bank of New York, as trustee.

            As such counsel, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion, including (i) the Articles of Incorporation and Bylaws of the Issuer and Neenah Transport, (ii) the Indenture and (iii) the Registration Statement.

            For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto other than the Registrants, and the due authorization, execution and delivery of all documents by the parties thereto other than the Registrants. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Registrants and others.

BRUSSELS      LOS ANGELES  ORLANDO            SAN FRANCISCO   TAMPA
CHICAGO       MADISON      SACRAMENTO         SILICON VALLEY  TOKYO
DETROIT       MILWAUKEE    SAN DIEGO          TALLAHASSEE     WASHINGTON D.C.
JACKSONVILLE  NEW YORK     SAN DIEGO/DEL MAR                  WEST PALM BEACH

                                                                   001.1687225.1
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Neenah Foundry Company
August 23, 2004
Page 2


            Our opinion expressed below is subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of (i) any bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium or other similar law affecting the enforcement of creditors' rights generally, (ii) general principals of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), and
(iii) public policy considerations which may limit the rights of parties to obtain certain remedies.

            Based upon and subject to the foregoing qualifications, assumptions and limitations and the further limitations set forth below, we are of the opinion that:

            1. The Wisconsin Entities are corporations validly existing under the laws of the State of Wisconsin.

            2. Each of the Wisconsin Entities has the requisite corporate power and authority to execute and deliver the Indenture and to perform its obligations thereunder.

            3. The execution and delivery of the Indenture, the Notes and the Guarantees by each of the Wisconsin Entities and the performance of its obligations thereunder, has been duly authorized by each such Wisconsin Entity, and does not conflict with the articles of incorporation, bylaws or any applicable provision of Wisconsin law.

            4. The Notes and the Guarantees have been duly executed and delivered by the Wisconsin Entities who are a party thereto.

            We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the heading "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of the rules and regulations of the Commission.

            Our advice on every legal issue addressed in this letter is based exclusively on the internal law of the State of Wisconsin or the federal law of the United States.

            This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. We assume no obligation to revise or supplement this opinion should the present laws of the State of Wisconsin or the federal law of the United States be changed by legislative action, judicial decision or otherwise.

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[FOLEY & LARDNER LLP LOGO]
Neenah Foundry Company
August 23, 2004
Page 3


            This opinion is furnished to you in connection with the filing of the Registration Statement, and is not to be used, circulated, quoted or otherwise relied upon for any other purposes. Notwithstanding the foregoing, this opinion, as it relates to matters of Wisconsin law, may be relied upon by Kirkland & Ellis LLP as if it were addressed to them.

                                          Yours very truly,


                                          FOLEY & LARDNER LLP

                                    EXHIBIT A

Advanced Cast Products, Inc.

Dalton Corporation

Dalton Corporation, Warsaw Manufacturing Facility

Dalton Corporation, Stryker Machining Facility Co.

Dalton Corporation, Ashland Manufacturing Facility

Dalton Corporation, Kendallville Manufacturing Facility

Deeter Foundry, Inc.

Gregg Industries, Inc.

Mercer Forge Corporation

A&M Specialties, Inc.

Cast Alloys, Inc.

Belcher Corporation

Peerless Corporation



BRUSSELS      LOS ANGELES  ORLANDO            SAN FRANCISCO   TAMPA
CHICAGO       MADISON      SACRAMENTO         SILICON VALLEY  TOKYO
DETROIT       MILWAUKEE    SAN DIEGO          TALLAHASSEE     WASHINGTON D.C.
JACKSONVILLE  NEW YORK     SAN DIEGO/DEL MAR                  WEST PALM BEACH

                                                                   001.1687225.1